UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2019

TRIBUNE PUBLISHING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 N. Stetson Avenue Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TPCO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2019, Tribune Publishing Company (the “Company”) held its 2019 Annual Meeting of Stockholders in Chicago, Illinois. The Company’s stockholders voted on the following matters with the following results:

1.	The election of six directors nominated by the Board.

Director	For	Withheld	Broker Non-Votes
Carol Crenshaw	28,875,147	1,161,246	2,752,380
David Dreier	28,899,386	1,137,007	2,752,380
Philip G. Franklin	27,900,419	2,135,974	2,752,380
Eddy W. Hartenstein	28,892,898	1,143,495	2,752,380
Timothy P. Knight	28,903,306	1,133,087	2,752,380
Richard A. Reck	27,900,929	2,135,464	2,752,380

2.	The approval of an advisory resolution approving the compensation of the Company’s named executive officers for 2018.

For	Against	Abstain	Broker Non-Votes
29,936,661	73,736	25,996	2,752,380

3.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019.

For	Against	Abstain	Broker Non-Votes
32,664,874	106,228	17,671	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 20, 2019	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel and Secretary